Exhibit 10.22

Agreement on payment terms

between	congatec AG
Auwiesenstrasse 5
94469 Deggendorf, Germany
(hereinafter „congatec”)

and	EverFine Industrial Corp.
11F, No. 341, Sec 4, Chung Hsiao E. Rd.
106 Taipei, Taiwan
(hereinafter „Everfine”)

Herewith EverFine and congatec AG agree on payment terms between both parties as follows:

Payment Term

Orders dated as of July 1, 2010	45 days net

The maximum credit line is 3 Mio. USD for each, Everfine and congatec.

Deggendorf, June 16, 2010	Taipei, June 16, 2010

congatec AG	EverFine Industrial Corp.

/s/ Axel Petrak	/s/ Kao Mei Hui
Aex Petrak	Kao Mei Hui
Chief Sales & Marketing Officer	President